Adopted by the Board:

Charter of the Compensation Committee of GBS, Inc.

Purpose

The purpose of the Compensation Committee (the "Committee") of the Board is to assist the Board in discharging the Board's responsibilities regarding: (a) the establishment and maintenance of compensation and benefit plans, policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities; (b) the compensation of the Company's Chief Executive Officer (the "CEO"), and the Company's other executive officers, as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the "Act"); and (c) compliance with the applicable compensation rules, regulations and guidelines of the Securities and Exchange Commission (the "SEC") and other applicable law and stock exchange rules.

The Committee shall seek to ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company's stockholders. In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws (as in effect from time to time) and applicable law.

Membership

The Committee shall be comprised of three directors, each of whom, in the determination of the Board (a) shall qualify as a "non-employee director" within the meaning of Rule 16b-3 of the Act; (b) shall qualify as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and (c) shall satisfy the independence requirements of the United States stock market on which the Company's common stock is listed, if any.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Meetings and Procedures

The Committee should meet as often as it determines advisable to fulfill its duties and responsibilities. Meetings of the Committee may be called by the Chairman of the Committee upon notice given at least twenty-four hours prior to the meeting, or upon such shorter notice as shall be approved by the Committee. The Chairman (or in his or her absence, a member

designated by the Committee members present at such meeting) shall preside at each Committee meeting. The Chairman of the Committee shall designate a secretary for each meeting who shall record minutes of all formal actions of the Committee. A majority of the Committee members, present in person or by phone, shall constitute a quorum. A majority of the members present shall decide any questions brought before the Committee, except to the extent otherwise required by the Company's certificate of incorporation or bylaws (each as in effect from time to time). The Committee shall have the authority to fix its own rules of procedure and shall hold its meetings as provided by such rules and so long as such rules are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee. Meetings of the Committee may be held by conference call. Unless otherwise restricted by the Company's bylaws, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee consent thereto in writing, and such writing is filed with the minutes of the Committee.

The Committee shall have the sole authority to retain and/or replace, as needed, any compensation and benefits consultants, independent counsel or other outside experts, advisors or consultants as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

Duties and Responsibilities

The Committee shall:

1. At least annually, review the compensation philosophy of the Company.

2. Meet to consider the compensation of the CEO. In determining the amount, form, and terms of such compensation to be recommended to the Board for approval, the Committee shall consider the annual performance evaluations of the CEO conducted by the Board in light of Company goals and objectives relevant to CEO compensation, competitive market data pertaining to compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its stockholders. Unless otherwise agreed to by the Committee, the CEO shall not be present during voting on the CEO's compensation.

3. Recommend to the Board the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company. In determining the amount, form, and terms of such compensation, the Committee shall consider the officer's performance in light of Company goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its stockholders. The CEO may be present at meetings during which such compensation is under review and consideration.

4. Oversee the preparation of the Company's submission to stockholders on executive compensation matters, including advisory votes on executive compensation and the

frequency of such votes, and assess the results of the Company's most recent advisory vote on executive compensation.

5. Review and make recommendations with respect to stockholder proposals and stockholder engagement related to compensation matters.

6. Review and make recommendations to the Board regarding executive compensation and benefit plans and programs.

7. As requested by management of the Company, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs.

8. Administer the Company's equity incentive plans, including the review and grant of stock option and other equity incentive grants to executive officers.

9. Review and discuss the Compensation Discussion and Analysis (CD&A) section of the proxy statement with management, recommend to the Board that the CD&A be included in the Company's annual report on Form 10-K and proxy statement, and oversee preparation of the Committee report required by SEC rules for inclusion in the Company's annual report on Form 10-K and proxy statement.

10. Monitor, where appropriate, the Company's compliance with the requirements under the Sarbanes- Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

11. Recommend to the Board the employment and appointment of future executive officers, as well as promotion and changes in position of incumbent executive officers upon review of their performance.

12. Oversee management of risks related to compensation of the Company's executive officers and the Company's overall compensation program, including the Company's equity-based compensation plans.

13. Annually review an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Committee or management, who are involved in determining or recommending executive or director compensation (other than any consultant whose role is limited to consulting on any broad-based plan that does not discriminate in favor of the Company's executive officers or directors and that is available generally to all salaried employees, or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant).

14. Annually review and reassess the adequacy of this Charter and recommend any changes to the full Board.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, but only to the extent consistent with the Company's certificate of incorporation, bylaws and other applicable law and stock exchange rules.